Exhibit 2.1
AGREEMENT FOR DEED IN LIEU OF FORECLOSURE
This Agreement for Deed In Lieu of Foreclosure (“Agreement”) is executed as of June 30, 2010 (the “Execution Date”), by and between COMPASS BANK (“Lender”), ROBERTS PROPERTIES RESIDENTIAL, L.P. (“Borrower”) and ROBERTS REALTY INVESTORS, INC. (“Guarantor”).
Recitals:
A. Borrower is the fee simple owner of certain real estate and improvements thereon located in Fulton County, Georgia and described on Exhibit A (the “Addison Property”) and Exhibit B (the “Westside Property”) attached hereto and by this reference incorporated herein (collectively the Westside Property and the Addison Property are herein referred to as the “Property”).
B. Borrower executed and delivered to Lender, certain promissory notes as follows to evidence loans made by Lender to Borrower:
1.	That certain Fourth Renewal Promissory Note dated as of April 30, 2010 payable in the amount of $6,000,000 (the “Addison Note”);
2.	That certain Third Renewal Promissory Note dated as of April 28, 2010 payable in the amount of $6,000,000 (the “Westside Note” and collectively with the Addison Note the “Notes”)
C. As security for the debt evidenced by the Notes, Borrower executed and delivered to Lender those certain security instruments described as follows:
1.
That certain Future Advance Deed to Secure Debt, Assignment of Rents and Leases and Security Agreement by Borrower to and in favor of Lender dated May 30, 2003, recorded in Deed Book 35069, page 1, Fulton County, Georgia records, as modified by instrument recorded in Deed Book 42161, page 127, said records, as further modified by instrument recorded in Deed Book 45836, page 2, said records, as further modified by instrument recorded in Deed Book 47173, page 28, said records and as further modified by instrument recorded in Deed Book 48982, page 263, said records (the “Addison Security Deed”);

2.
That certain Future Advance Deed to Secure Debt, Assignment of Rents and Leases and Security Agreement by Borrower to and in favor of Lender dated September 27, 2005, recorded in Deed Book 40969, page 320, Fulton County, Georgia records, as modified by instrument recorded in Deed Book 47173, page 25, said records, as further modified by instrument recorded in Deed Book 48820, page 470, said records and as further modified by instrument recorded in Deed Book 48982, page 266, said records (the “Westside Security Deed” and collectively with the Addison Security Deed the “Security Deeds”)

D. Guarantor guaranteed the payment and performance of Borrower under the Notes pursuant to certain unconditional guaranties executed by Guarantor concurrently with the Notes (the “Guaranties”).
E. The Notes, Security Deeds, Guaranties and all instruments or documents evidencing or securing either of the Notes are collectively referred to as the “Loan Documents.”
F. Borrower desires to execute a deed in lieu of foreclosure in favor of Lender for each of the Addison Property and the Westside Property, in consideration of Lender’s agreement to release the Borrower and Guarantor from any further obligations under the Notes, Guaranties and the other Loan Documents, all in accordance with the terms and conditions of this Agreement.
NOW THEREFORE, in consideration of the foregoing recitals which are incorporated herein by this reference, the mutual covenants below, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:
Agreements:
1. The Borrower, Guarantor and the Lender acknowledge and agree that:
a. As of June 30, 2010, the Borrower’s indebtedness under the Addison Note is $6,000,000 and under the Westside Note is $6,000,000 (these amounts together with any amounts which may be owing under the other Loan Documents are collectively the “Indebtedness”).
b. The Indebtedness outstanding under the Notes constitutes the valid and binding obligation of Borrower and there are no claims, setoffs, or defenses to the payment of the Indebtedness or performance by the Borrower of Borrower’s obligations under the Notes.
c. The Borrower and Guarantor acknowledge and agree that:
(i) The Security Deeds and the security titles granted to the Lender by the Borrower to the Property under the Security Deeds remain valid first priority security titles to the Property.
(ii) Borrower and Guarantor have no claims, defenses, or setoffs against their respective obligations under the Loan Documents.
(iii) The Loan Documents are valid, binding, and enforceable against Borrower and Guarantor in accordance with their terms.

d. Except as expressly set forth by this Agreement, all of the agreements, terms, covenants, representations, warranties, and conditions of the Loan Documents are ratified and confirmed in their entirety.
e. Borrower and Guarantor, by execution of this Agreement, waive, release and affirmatively agree not to allege or otherwise pursue any and all defenses, affirmative defenses, counterclaims, claims, causes of action, set-offs or other rights that they may have, or claim to have for any and all claims, harm, injury and damage of any and every kind, known or unknown, legal or equitable, which the Borrower or Guarantor has, or may claim to have, against the Lender, its officers, directors, employees, and agents related to the Loan Documents or the Property from the date of Borrower’s or Guarantor’s first contact with Lender up to the date of this Agreement, excluding any rights to enforce this Agreement. Borrower and Guarantor confirm to Lender that they have reviewed the effect of this waiver, release and covenant not to pursue any claim or action against Lender with competent legal counsel of their choice, or have been afforded the opportunity to do so, before signing this Agreement, and acknowledge and agree that Lender is relying upon this release in entering into this Agreement. The provisions of this subsection (e) shall survive Closing or earlier termination of this Agreement.
f. The agreements, warranties and representations set forth herein are immediately binding upon the parties upon execution of this Agreement regardless of whether or not the Closing provided below occurs, and in any event shall survive the Closing unless otherwise indicated.
Closing:
1. The closing or the transactions herein described (“Closing”) shall take place on or before June 30, 2010 (the “Closing Date”).
2. Borrower agrees to deliver to Lender at or before the Closing Date or make available to Lender at Borrower’s offices the following documents relating to each Property:
(i) Copies of all leases and amendments to such leases for all tenants of the Property (“Leases”).
(ii) Copies of all permits, zoning approvals, licenses, certificates of occupancy and all other documents related to any governmental, municipal or regulatory approval related to the Property in the possession, custody or control of Borrower.
(iii) Copies of all books, records, warranties, guaranties, material invoices, lease files, credit reports and other documents in the possession of Borrower related to the ownership, operation, management, use, maintenance, leasing or attempted leasing of the Property which comprise current information, not already supplied to Lender.

(iv) Copies of all title documents, surveys, plans and specifications, and environmental reports.
(v) Copies of all written contracts executed by Borrower with third parties relating to the operation, maintenance, and leasing of all or any portion of the Property (collectively, the “Contracts”).
(vi) Copies of notices of any violations of zoning, building or other ordinances, suits or claims relating to the Property.
3. Borrower agrees to deliver to Lender on the Closing Date the following for each Property (executed, witnessed and notarized as necessary):
a. Deed in the form of Exhibit C attached.
b. Assignment and Bill of Sale in the form of Exhibit D attached.
c. Borrower’s Deed in Lieu Affidavit in the form of Exhibit E attached.
d. A notice to tenants in the form of Exhibit F attached.
(the documents listed in (a) through (c) are hereinafter referred to collectively as the “Transfer Documents”).
e. A rent roll certified as of the Closing Date by the Borrower setting forth a correct list of all tenants and all rental obligations of each tenant with respect to the Property.
f. The originals (or, if originals are unavailable, certified copies) of all leases and amendments to all or any portion of the Property together with all security deposits held by Borrower with respect to the Leases.
g. Resolutions of Borrower and Guarantor approving the transactions contemplated herein.
h A payment in the amount equal to Borrower’s pro rata share of the 2010 ad valorem taxes for the Property.
i. Possession of the Property.

4. Borrower, Guarantor and Lender agree that this Agreement and all obligations of Lender under this Agreement are subject to and conditioned upon the occurrence of all of the following conditions to Closing, each of which is exclusively for the benefit of Lender; provided, however, that Lender, at its sole option, may waive in writing all or any one of the conditions. The conditions are as follows:
a. That as of the Closing Date, there shall be no material adverse change in the condition, operation or management of either Property from the date of this Agreement;
b. Between the date of this Agreement and the Closing Date, there shall have been no intervening destruction or damage to or condemnation of either Property or the improvements thereon;
c. That as of the Closing Date there shall be no other security deed, security interest, or other lien or encumbrance against either Property other than Lender’s Security Deed, and that Borrower’s title to each Property shall be conveyed subject only to such title exceptions as shall be acceptable to Lender;
d. Borrower shall have performed all of its obligations under this Agreement, and all of the representations and warranties made by Borrower and Guarantor shall be true and correct as of the date of Closing; and
e. A title company satisfactory to Lender shall be prepared to issue to Lender an owner’s title insurance policy for each Property in form and substance satisfactory to Lender in its sole and absolute discretion.
If any of the foregoing conditions are not satisfied as of the Closing Date, then Lender may, at its option, terminate this Agreement by written notice to Borrower whereupon this Agreement shall be null and void (with the exception of Borrower’s release and waiver set forth in Section 1(e) which shall survive termination of this Agreement). Any termination of this Agreement by Lender shall not be construed as an agreement by Lender to forbear in exercising any of its rights or remedies under any Loan Documents, nor renew, extend, or waive any payment to be made under any Notes, nor constitute a waiver of any of the terms of or any of Lender’s rights or remedies under, any Loan Documents.
Effect Of Transfer Documents
1. The effect of Closing on the transactions contemplated by this Agreement is as follows:
a. Borrower and Guarantor acknowledge and agree that the consideration for the conveyance to Lender of all of Borrower’s right, title and interests in and to the Property is Lender’s release and covenant not to sue Borrower or Guarantor for any Indebtedness owing under the Notes or any of the other Loan Documents. Upon delivery and recording (as necessary) of the Transfer Documents, Lender’s release of Borrower and Guarantor shall be and become effective and Borrower and Guarantor shall have no further personal or other liability for payment of the Indebtedness.

b. Borrower acknowledges and agrees that: (1) the conveyance of the Property to Lender pursuant to the terms of this Agreement is an absolute conveyance of all of Borrower’s right, title and interest in and to each Property in fact as well as in form, and the Transfer Documents are not intended to be a security deed or security interest of any kind; (2) the consideration for that conveyance is exactly as recited in this Agreement; and (3) after delivery of the Transfer Documents to Lender pursuant to the terms of this Agreement, Borrower will have no redemption rights in, or claims in, to or against the Property or to the proceeds or profits that might be derived from the Property.
c. The Indebtedness evidenced by the Notes, and the security title of the Security Deed shall not be extinguished as a result of the Closing and delivery of the Transfer Documents but Borrower and Guarantor shall be released as provided in Section 1(a) above. The security title of the Security Deeds is not intended to be, and shall not be, (i) merged with the title conveyed pursuant to the Deeds, or (ii) released or relinquished in any manner or respect whatsoever on account of this Agreement, the transaction contemplated hereby, or delivery of the Transfer Documents to Lender. The Security Deeds shall remain valid and in full force and effect for the benefit of Lender, and the priority of each of the Security Deeds shall be maintained, until such Security Deed is expressly released by written instrument (a “Release Instrument”) executed by Lender and clearly expressing (and not merely implying) an intent to release and relinquish the Security Deed, which Release Instrument shall be recorded in the Fulton County, Georgia public records. Lender shall have the right and option, but not the obligation, to execute a Release Instrument as, if and when Lender shall determine to do so in the exercise of its sole and absolute discretion.
d. Except as may be expressly provided in this Agreement and in the Transfer Documents to be delivered at Closing pursuant hereto, neither this Agreement nor any of the exhibits attached to this Agreement is intended to be, and none shall be deemed or construed to be, a reinstatement, novation, amendment, modification or release of the Loan Documents or any of them. Lender’s acceptance of the Transfer Documents shall not be deemed a waiver of any of Lender’s rights and remedies under this Agreement or any of the Loan Documents, except as expressly provided herein and in the documents to be delivered at Closing pursuant hereto.
e. At Closing, Borrower shall convey title to the Property to the Lender or Lender’s designee. Borrower and Lender agree that Lender or its designee shall have possession of the Property on the Closing Date, regardless of whether the Deeds have been recorded on that date.
2. All of the provisions of this section shall survive the Closing, the transfer of title to the Property, and the other transactions contemplated by this Agreement.

Borrower’s Warranties, Representations and Agreements
1. Borrower represents and warrants to Lender that as of the date hereof:
a. Borrower owns fee simple title to each Property.
b. Borrower has not granted any security deed, security interest or similar lien upon either Property or any part thereof, and Borrower has not sold or conveyed either Property or any portion thereof or any interest therein.
c. Borrower owns and holds all right, title, and interest in and to the fixtures and equipment, leases and rents and other property described in the Bill of Sale, free and clear of all liens and encumbrances.
d. The transfers and conveyances made by the Borrower pursuant to this Agreement are voluntary and have been made for fair consideration.
e. There is no litigation or other judicial or administrative proceeding pending or, to the best knowledge of Borrower, threatened against Borrower or with respect to Borrower’s interest in either Property.
f. Borrower has not received any written notice (not heretofore cured) from any governmental agency (i) that either Property violates any law, ordinance or regulation (including, but not limited to, building codes and environmental laws), or (ii) that either Property is not in good condition and repair.
g. The execution and delivery of the Deeds by Borrower and the delivery of the Transfer Documents to Lender is not intended to defraud any creditors, but will be given in recognition that Borrower is unable to sell or refinance the Property on terms sufficient to pay Lender the amount of the debt evidenced by the Notes.
h. Borrower has not: (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy, (iii) suffered the appointment of a receiver to take possession of all or any part of Borrower’s assets, (iv) suffered the attachment or other judicial seizure of all or any part of the Borrower’s assets; (v) admitted in writing an inability to pay debts as they come due, or (vi) made an offer of settlement, extension or composition to creditors generally.
i. Borrower (i) has consulted with his own counsel with respect to the execution and delivery of this Agreement; (ii) has not relied upon the representations or advice of Lender or Lender’s counsel in connection with this Agreement; and, (iii) acknowledges that the Lender has not acted as its fiduciary with regard to the transactions described in this Agreement.

j. (1) All Leases at the Property are in full force and effect; (2) a true and correct copy of the Leases (inclusive of all riders and exhibits thereto and including any amendments, rent payment plans and other agreements between Borrower and the tenant) have been delivered to Lender; there are no other oral or written agreements, understandings or the like between Borrower, as landlord, and any tenant relating to the premises demised by the Leases (the “Premises”) or any Lease transaction; (3) all obligations of Borrower, as landlord under the Leases (including, without limitation any tenant improvement and maintenance obligations), have been performed and Borrower is not in default under any of the Leases; (4) all tenants under Leases are paying rent as and when due and have not paid any rents more than thirty (30) days in advance; and (5) to Borrower’s knowledge, no tenant is in default under its respective Lease.
2. The warranties and representations as set forth above shall survive the Closing.
General Provisions
1. No right, power, or remedy conferred upon or reserved to or by Lender in this Agreement or in the Loan Documents is intended to be exclusive of any other right, power or remedy conferred upon or reserved to or by Lender under this Agreement or any of the Loan Documents or at law or in equity, but, except as otherwise provided in this Agreement (including the release of Borrower and Guarantor) and in the documents to be delivered at Closing, each and every remedy of Lender shall be cumulative and concurrent, and shall be in addition to each and every other right, power and remedy given under this Agreement, under the Loan Documents or now or later existing at law or in equity.
2. Except as otherwise expressly provided in this Agreement (including the release of Borrower and Guarantor) or in the documents to be delivered by Lender at Closing, no forbearance by Lender in exercising any of its rights or remedies under this Agreement or any Loan Document, nor any renewal, extension, or rearrangement of any payment to be made under any Note, nor any acceptance by Lender of any payment in an amount less than the amount then due shall constitute a waiver of any of the terms or of any of Lender’s rights or remedies under this Agreement or any Loan Document.
3. Acceptance, approval or review by the Lender of any documents, information, conditions or performance or any other action by the Lender under this Agreement or the Loan Documents are for the sole protection of the Lender, and shall not constitute a representation or warranty by the Lender to the Borrower or any other person or be relied upon by the Borrower or any other person for any other purpose. Lender does not owe any duty of care to protect Borrower or any other person for any loss, damage, liability or claim of any kind as a result of any negligent, faulty, inadequate or defective design, building, or construction of the Property.
4. Acceptance by Lender of ownership of the Property pursuant to the terms of this Agreement and the assignment to Lender of various contracts and agreements pertaining to the Property will not create any obligation on the part of Lender to third parties that might have claims against Borrower or the Property. Lender does not assume or agree to discharge any liabilities pertaining to the Property that originated before the Closing Date.

5. This Agreement is made exclusively for the benefit of Lender, Borrower and Guarantor, and no other person shall have any rights of any nature under or by reason of this Agreement or any other Loan Document, or the right to enforce the provisions of this Agreement or any other Loan Document by action or legal proceedings or otherwise, or to rely on any representations, certifications, warranties or determinations which may be made under the Agreement.
6. Borrower and Guarantor acknowledge, represent and warrant to Lender, that they have read, and agree to fully comply with this Agreement. Borrower and Guarantor acknowledge that by signing this Agreement and the other documents provided for in this Agreement they are waiving certain rights, benefits, or immunities provided by law, and specifically agree to be bound by the waivers set forth in this Agreement and the other documents.
7. The Loan Documents, this Agreement, including all written agreements, instruments, and documents referred to in or to be delivered pursuant to this Agreement, and all recitals (which are hereby incorporated as covenants of the parties), is the entire understanding and final agreement between the parties relating to the subject matter of this Agreement and supersedes all prior agreements, negotiations or understandings between the parties relating to the subject matter of this Agreement. This Agreement may not be varied, contradicted, added to or modified by evidence of prior, contemporaneous or subsequent oral agreements. There are no unwritten oral agreements among the Borrower, Guarantor and the Lender. Borrower, Guarantor and Lender further agree that this Agreement may be amended, supplemented or modified only by an agreement in writing which makes specific reference to this Agreement and which is signed by the party against whom enforcement of any such amendment, supplement or modification is sought. No representation, promise, inducement, or statement of intention has been made by any party which is not embodied in this Agreement, and no party shall be bound by any representation, promise, inducement or statement of intention not incorporated in this Agreement.
8. After Closing, Borrower and Guarantor shall sign and deliver to Lender such further documents, and take such further action as may be reasonably necessary to carry out the intent of this Agreement. The foregoing obligations shall survive Closing.
9. Time is of the essence with regard to each and every provision of this Agreement.

10. The invalidity of any of the provisions or clauses in this Agreement shall not affect any remaining provisions, clauses or applications which can be given effect without the invalid provision or clause. To this end, the provisions of this Agreement are declared to be severable.
11. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Georgia and, where applicable, the laws of the United States.
12. Signatures to this Agreement transmitted by facsimile (or PDF e-mail) shall be valid and effective to bind the party so signing. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.
[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the date first above written

BORROWER:

ROBERTS PROPERTIES RESIDENTIAL, L.P.,
a Georgia limited partnership

By: Roberts Realty Investors, Inc., General Partner

	By:	/s/ Charles S. Roberts Name: Charles S. Roberts
Title: President

GUARANTOR:

ROBERTS REALTY INVESTORS, INC.,
a Georgia corporation

By:		/s/ Charles S. Roberts

Name: Charles S. Roberts
Title: President

LENDER:

COMPASS BANK

By:		/s/ J. Cameron Terry

Name: J. Cameron Terry
Title: Executive VP

EXHIBIT A
ADDISON PROPERTY
ALL THAT TRACT of land in Land Lots 197, 198, 230 and 231 of the 1st District, 1st Section, Fulton County, Georgia, described as follows:
BEGINNING at a 1/2-inch rebar set at the north end of a miter at the intersection of the northeast right-of-way line of Abbotts Bridge Road (also known as State Route 120) (right-of-way varies) with the southeast right-of-way line of Jones Bridge Road (right-of-way varies); running thence along the southeast right-of-way line of Jones Bridge Road, the following courses and distances: (1) North 50 degrees 07 minutes 55 seconds East 146.13 feet to a 1/2-inch rebar set, (2) North 48 degrees 51 minutes 31 seconds East 97.26 feet to a 1/2-inch rebar set, (3) North 48 degrees 51 minutes 31 seconds East 168.48 feet to a 1/2-inch rebar set, and (4) North 50 degrees 07 minutes 56 seconds East 298.02 feet to a 1/2-inch rebar set; thence, leaving said right-of-way line, South 88 degrees 35 minutes 53 seconds East 52.79 feet to a 1/2-inch rebar set; thence South 39 degrees 52 minutes 09 seconds East 69.59 feet to a 1/2-inch rebar set; thence along the arc of a curve to the right (which arc is subtended by a chord having a bearing and distance of South 34 degrees 20 minutes 35 seconds East 53.34 feet and a radius of 276.90 feet) 53.42 feet to a 1/2-inch rebar set; thence North 61 degrees 10 minutes 34 seconds East 12.00 feet to a 1/2-inch rebar set; thence along the arc of a curve to the right (which arc is subtended by a chord having a bearing and distance of South 13 degrees 15 minutes 29 seconds East 155.05 feet and a radius of 288.71 feet) 156.98 feet to a 1/2-inch rebar set; thence South 19 degrees 01 minute 37 seconds West 93.92 feet to a 1/2-inch rebar set on the land lot line common to said Land Lots 230 and 231; thence, leaving said common land lot line, along the arc of a curve to the right (which arc is subtended by a chord having a bearing and distance of South 30 degrees 06 minutes 23 seconds West 85.38 feet and a radius of 276.90 feet) 85.72 feet to a 1/2-inch rebar set; thence South 51 degrees 00 minutes 57 seconds East 12.00 feet to a 1/2-inch rebar set; thence along the arc of a curve to the right (which arc is subtended by a chord having a bearing and distance of South 40 degrees 25 minutes 23 seconds West 14.51 feet and a radius of 288.71 feet) 14.52 feet to a 1/2-inch rebar set; thence South 41 degrees 51 minutes 33 seconds West 46.60 feet to a 1/2-inch rebar set; thence along the arc of a curve to the left (which arc is subtended by a chord having a bearing and distance of South 33 degrees 10 minutes 31 seconds West 130.14 feet and a radius of 431.10 feet) 130.64 feet to a 1/2-inch rebar set; thence South 24 degrees 29 minutes 36 seconds West 22.44 feet to a 1/2-inch rebar set; thence South 33 degrees 38 minutes 01 second West 74.90 feet to a 1/2-inch rebar set on the land lot line common to said Land Lots 198 and 230; thence leaving said common land lot line, South 33 degrees 38 minutes 01 second West 52.13 feet to a 1/2-inch rebar set; thence South 33 degrees 38 minutes 01 second West 35.39 feet to a 1/2-inch rebar set; thence South 78 degrees 30 minutes 09 seconds West 30.02 feet to a 1/2-inch rebar set on the northeast right-of-way line of Abbotts Bridge Road (also known as State Route 120); thence along said right-of-way line, the following courses and distances: (1) North 56 degrees 38 minutes 20 seconds West 117.94 feet to a

1/2-inch rebar set, and (2) along the arc of a curve to the left (which arc is subtended by a chord having a bearing and distance of North 57 degrees 27 minutes 02 seconds West 48.53 feet and a radius of 1712.59 feet) 48.53 feet to an “x” marked on curb; thence, leaving said right-of-way line, along the arc of a curve to the right (which arc is subtended by a chord having a bearing and distance of North 44 degrees 32 minutes 37 seconds East 8.87 feet and a radius of 28.50 feet) 8.91 feet to a 1/2-inch rebar set; thence South 22 degrees 46 minutes 31 seconds East 4.17 feet to a 1/2-inch rebar set; thence North 67 degrees 13 minutes 29 seconds East 7.03 feet to a metal post set; thence North 40 degrees 04 minutes 58 seconds East 143.21 feet to a 1/2-inch rebar set; thence North 49 degrees 58 minutes 13 seconds West 15.30 feet to a 1/2-inch rebar set; thence North 40 degrees 14 minutes 01 second West 241.66 feet to a 1/2-inch rebar set; thence along the arc of a curve to the right (which arc is subtended by a chord having a bearing and distance of South 78 degrees 20 minutes 44 seconds West 11.54 feet and a radius of 17.00 feet) 11.78 feet to a 1/2-inch rebar set; thence along the arc of a curve to the left (which arc is subtended by a chord having a bearing and distance of South 73 degrees 53 minutes 06 seconds West 29.63 feet and a radius of 36.00 feet) 30.54 feet to a 1/2-inch rebar set; thence South 49 degrees 34 minutes 05 seconds West 106.06 feet to a 1/2-inch rebar set; thence along the arc of a curve to the left (which arc is subtended by a chord having a bearing and distance of South 01 degree 10 minutes 04 seconds East 95.56 feet and a radius of 61.72 feet) 109.28 feet to a 1/2-inch rebar set; thence along the arc of a curve to the right (which arc is subtended by a chord having a bearing and distance of South 11 degrees 02 minutes 04 seconds East 4.61 feet and a radius of 3.52 feet) 5.02 feet to a 1/2-inch rebar set; thence South 30 degrees 06 minutes 51 seconds West 15.09 feet to a 1/2-inch rebar set; thence South 59 degrees 53 minutes 11 seconds East 190.74 feet to a concrete nail set; thence along the arc of a curve to the right (which arc is subtended by a chord having a bearing and distance of South 16 degrees 43 minutes 06 seconds West 6.95 feet and a radius of 28.43 feet) 6.97 feet to concrete nail set on the northeast right-of-way line of Abbotts Bridge Road (also known as State Route 120); thence along said northeast right-of-way line, along the arc of a curve to the left (which arc is subtended by a chord having a bearing and distance of North 63 degrees 31 minutes 13 seconds West 259.03 feet and a radius of 1712.59 feet) 259.28 feet to a 1/2-inch rebar set; thence North 16 degrees 55 minutes 59 seconds West 52.37 feet to the POINT OF BEGINNING, said tract containing approximately 5.103 acres as shown on that certain plat of ALTA/ACSM Land Title Survey for Roberts Properties Residential, L.P., Compass Bank and Commonwealth Land Title Insurance Company prepared by Rochester & Associates, Inc., bearing the seal and certification of Frederick C. Youngman, Georgia Registered Land Surveyor No. 2160, dated August 30, 2001, last revised May 20, 2003.

LESS AND EXCEPT all those tracts of land described in that certain Right-of-Way Dedication Deed dated October 26, 2009 from Roberts Properties Residential, L.P. to City of Johns Creek, recorded in Deed Book 48852, page 87, Fulton County, Georgia records.
TOGETHER WITH a non-exclusive right, title and interest in and to the easements created in that certain Reciprocal Easement, Restrictive Covenant and Covenant Agreement dated December 22, 1999 among Fulton County, Roberts Properties Jones Bridge, L.L.C. and Roberts Properties Residential, L.P., recorded in Deed Book 28224, page 83, Fulton County, Georgia records; as affected by Affidavit deposed by Brian J. Sullivan dated February 3, 2000, recorded in Deed Book 28576, page 325, aforesaid records.
TOGETHER WITH a non-exclusive right, title and interest in and to the easements created in that certain Easements, Restrictive Covenants and Covenants Agreement by and among Roberts Properties Jones Bridge, L.L.C., Roberts Properties Residential, L.P., and Big B Drugs, Inc., dated September 27, 2000, filed September 29, 2000, recorded in Deed Book 29525, page 520, aforesaid records.

EXHIBIT B
WESTSIDE PROPERTY
Pod M
All that tract or parcel of land lying and being in land lot 689 of the 1st District, 2nd Section, City of Alpharetta, Fulton County, Georgia and being more particularly described as follows:
Beginning at an iron pin set on the southeasterly right-of-way of Westside Parkway (having a varied right-of-way) located 3173.35 feet as measured southwesterly, southerly and southwesterly along said right-of-way from its intersection with the line common to land lots 691 and 698, said point also being the southwesterly corner of the proposed mitered right-of-way of the intersection of the southeasterly right-of-way of Westside Parkway and the proposed southwesterly right-of-way of Arts Summit (having a proposed 100 foot right-of-way); Thence running along the southeasterly right-of-way of Westside Parkway North 21 degrees 43 minutes 09 seconds East a distance of 51.34 feet to a point; Thence continuing along said right-of-way along a curve to the right an arc distance of 109.06 feet (said arc having a radius of 1088.24 feet and being subtended by a chord 109.01 feet in length lying to the southeast of said arc and bearing North 24 degrees 35 minutes 17 seconds East) to a point at the northwesterly corner of the proposed mitered right-of-way of the intersection of the southeasterly right-of-way of Westside Parkway and the proposed northeasterly right-of-way of Arts Summit; Thence leaving the southeasterly right-of-way of Westside Parkway and running along said proposed mitered right-of-way South 21 degrees 42 minutes 39 seconds East a distance of 39.88 feet to a point at the southeasterly corner of said proposed mitered right-of-way; Thence running along the proposed northeasterly right-of-way of Arts Summit South 70 degrees 05 minutes 19 seconds East a distance of 176.86 feet to a point; Thence continuing along said proposed right-of-way along a curve to the right an arc distance of 157.10 feet (said arc having a radius of 250.00 feet and being subtended by a chord 154.53 feet in length lying to the southwest of said arc and bearing South 52 degrees 05 minutes 10 seconds East) to a point; Thence continuing along said proposed right-of-way South 34 degrees 05 minutes 01 seconds East a distance of 80.60 feet to a point at the westerly corner of the proposed mitered right-of-way of the intersection of the northeasterly right-of-way of Arts Summit and the proposed northwesterly right-of-way of Fanfare Way (having a proposed 62 foot right-of-way); Thence running along said proposed mitered right-of-way South 80 degrees 05 minutes 22 seconds East a distance of 27.85 feet to a point at the easterly corner of said proposed mitered right-of-way; Thence running along the proposed northwesterly right-of-way of Fanfare Way along a curve to the left an arc distance of 207.43 feet (said arc having a radius of 411.00 feet and being subtended by a chord 205.24 feet in length lying to the southeast of said arc and bearing South 54 degrees 51 minutes 30 seconds West) to an iron pin set; Thence leaving said proposed right-of-way and running North 68 degrees 38 minutes 39 seconds West a distance of 339.78 feet to an iron pin set on the southeasterly right-of-way of Westside Parkway; Thence running along said right-of-way North 21 degrees 43 minutes 09 seconds East a distance of 119.87 feet to an iron pin set at the westerly corner of the proposed mitered right-of-way of the intersection of the southeasterly right-of-way of Westside Parkway and the proposed southwesterly right-of-way of Arts Summit and The Point of Beginning.

Said tract contains 2.1815 acres (95,025 square feet), as shown on that certain ALTA/ACSM Land Title Survey for Roberts Properties Residential, L.P., Compass Bank and Commonwealth Land Title Insurance Company prepared by Lowe Engineers, Inc., and bearing the seal and certification of William J. Daniel, III, Georgia Registered Land Surveyor No. 2257, dated December 23, 2004, last revised September 26, 2005.
TOGETHER WITH a non-exclusive right, title and interest in and to the easements created in that certain Master Declaration of Covenants and Easements for Westside by Cousins Properties Incorporated, dated as of December 15, 2003, filed December 18, 2003 recorded in Deed Book 36717, page 273, Fulton County, Georgia records; as amended by First Amendment to Master Declaration of Covenants and Easements for Westside by Cousins Properties Incorporated, dated as of September 28, 2004, filed September 30, 2004, recorded in Deed Book 38521, page 525, aforesaid records.
Pod O
All that tract or parcel of land lying and being in land lots 688, 689 and 700 of the 1st District, 2nd Section, City of Alpharetta, Fulton County, Georgia and being more particularly described as follows:
Beginning at an iron pin set on the northwesterly right-of-way of State Route 400 (also known as McDonald Parkway and having a varied right-of-way) located 2051.05 feet as measured southwesterly along said right-of-way from its intersection with the line common to land lots 743 and 744; Thence running along said right-of-way along a curve to the left an arc distance of 237.04 feet (said arc having a radius of 5879.58 feet and being subtended by a chord 237.03 feet in length lying to the southeast of said arc and bearing South 63 degrees 16 minutes 43 seconds West) to a concrete monument found; Thence continuing along said right-of-way along a curve to the left an arc distance of 1025.68 feet (said arc having a radius of 5879.58 feet and being subtended by a chord 1024.38 feet in length lying to the southeast of said arc and bearing South 57 degrees 07 minutes 34 seconds West) to an iron pin set; Thence continuing along said right-of-way South 55 degrees 41 minutes 00 seconds West a distance of 378.67 feet to an iron pin set; Thence leaving said right-of-way and running North 41 degrees 32 minutes 22 seconds West a distance of 165.85 feet to an iron pin set on the proposed southeasterly right-of-way of Fanfare Way (having a proposed 62 foot right-of-way); Thence running along said proposed right-of-way North 44 degrees 56 minutes 59 seconds East a distance of 68.90 feet to a point; Thence continuing along said proposed right-of-way along a curve to the left an arc distance of 288.06 feet (said arc having a radius of 381.00 feet and being subtended by a chord 281.25 feet in length lying to the northwest of said arc and bearing North 23 degrees 17 minutes 25 seconds East) to a point; Thence continuing along said proposed right-of-way North 01 degrees 37 minutes 51 seconds East a distance of 178.03 feet to a point; Thence continuing along said proposed right-of-way along a curve to the right an arc distance of 236.16 feet (said arc having a radius of 349.00 feet and being subtended by a chord 231.68 feet in length lying to the southeast of said arc and bearing North 21 degrees 00 minutes 57 seconds East) to a point; Thence leaving said proposed right-of-way and running North 49 degrees 36 minutes 14 seconds West a distance of 62.00 feet to an iron pin set on the proposed northwesterly right-of-way of Fanfare Way; Thence running along said proposed right-of-way along a curve to the right an arc distance of 284.68 feet (said arc having a radius of 411.00 feet and being subtended by a chord 279.02 feet in length lying to the southeast of said arc and bearing North 60 degrees 14 minutes 34 seconds East) to a point; Thence continuing along said proposed right-of-way North 80 degrees 05 minutes 07 seconds East a distance of 121.57 feet to a point; Thence continuing along said proposed right-of-way along a curve to the left an arc distance of 192.38 feet (said arc having a radius of 269.00 feet and being subtended by a chord 188.31 feet in length lying to the northwest of said arc and bearing North 59 degrees 35 minutes 49 seconds East) to a point; Thence continuing along said proposed right-of-way North 39 degrees 06 minutes 31 seconds East a distance of 428.78 feet to an iron pin set at its intersection with the proposed northwesterly right-of-way of Maxwell Road (having a proposed 62 foot right-of-way); Thence running along the proposed northeasterly right-of-way of Maxwell Road along a curve to the right an arc distance of 59.23 feet (said arc having a radius of 981.00 feet and being subtended by a chord 59.22 feet in length lying to the southwest of said arc and bearing South 40 degrees 10 minutes 31 seconds East) to a point; Thence continuing along said proposed right-of-way South 38 degrees 26 minutes 44 seconds East a distance of 44.96 feet to an iron pin set; Thence leaving said proposed right-of-way and running North 51 degrees 34 minutes 38 seconds East a distance of 30.37 feet to an iron pin set; Thence running South 38 degrees 26 minutes 44 seconds East a distance of 658.06 feet to an iron pin set on the northwesterly right-of-way State Route 400 and The Point of Beginning;
Said tract contains 20.0030 acres (871,332 square feet), as shown on that certain ALTA/ACSM Land Title Survey for Roberts Properties Residential, L.P., Compass Bank and Commonwealth Land Title Insurance Company prepared by Lowe Engineers, Inc., and bearing the seal and certification of William J. Daniel, III, Georgia Registered Land Surveyor No. 2257, dated December 23, 2004, last revised September 26, 2005.
TOGETHER WITH a non-exclusive right, title and interest in and to the easements created in that certain Master Declaration of Covenants and Easements for Westside by Cousins Properties Incorporated, dated as of December 15, 2003, filed December 18, 2003 recorded in Deed Book 36717, page 273, Fulton County, Georgia records; as amended by First Amendment to Master Declaration of Covenants and Easements for Westside by Cousins Properties Incorporated, dated as of September 28, 2004, filed September 30, 2004, recorded in Deed Book 38521, page 525, aforesaid records.

Pod P
All that tract or parcel of land lying and being in land lots 689, 690 and 700 of the 1st District, 2nd Section, City of Alpharetta, Fulton County, Georgia and being more particularly described as follows:
Beginning at an iron pin found at the corner common to land lots 689, 690, 699 and 700; Thence running along the line common to land lots 699 and 700 South 89 degrees 02 minutes 39 seconds East a distance of 281.19 feet to an iron pin set; Thence leaving said land lot line and running South 22 degrees 04 minutes 58 seconds East a distance of 238.22 feet to an iron pin set; Thence running North 68 degrees 43 minutes 50 seconds West a distance of 184.56 feet to an iron pin set; Thence running South 21 degrees 36 minutes 37 seconds East a distance of 450.80 feet to an iron pin set; Thence running along a curve to the right an arc distance of 137.93 feet (said arc having a radius of 5999.58 feet and being subtended by a chord 137.92 feet in length lying to the southeast of said arc and bearing North 67 degrees 23 minutes 29 seconds East) to an iron pin set; Thence running South 22 degrees 04 minutes 59 seconds East a distance of 120.00 feet to an iron pin set on the northwesterly right-of-way of State Route 400 (also known as McDonald Parkway and having a varied right-of-way); Thence running along said right-of-way along a curve to the left an arc distance of 371.37 feet (said arc having a radius of 5879.58 feet and being subtended by a chord 371.31 feet in length lying to the southeast of said arc and bearing South 66 degrees 14 minutes 35 seconds West) to an iron pin set; Thence leaving said right-of-way and running North 38 degrees 26 minutes 44 seconds West a distance of 658.06 feet to an iron pin set; Thence running South 51 degrees 34 minutes 38 seconds West a distance of 30.37 feet to an iron pin set on the proposed northeasterly right-of-way of Maxwell Road (having a proposed 62 foot right-of-way); Thence running along the proposed northeasterly right-of-way of Maxwell Road North 38 degrees 26 minutes 44 seconds West a distance of 44.96 feet to a point; Thence continuing along said proposed right-of-way along a curve to the left an arc distance of 46.49 feet (said arc having a radius of 981.00 feet and being subtended by a chord 46.48 feet in length lying to the southwest of said arc and bearing North 39 degrees 48 minutes 11 seconds West) to an iron pin set; Thence leaving said proposed right-of-way and running North 47 degrees 32 minutes 56 seconds East a distance of 398.58 feet to an iron pin set on the line common to land lots 690 and 699; Thence running along said land lot line South 00 degrees 51 minutes 29 seconds West a distance of 51.12 feet to an iron pin found at the corner common to land lots 689, 690, 699 and 700 and The Point of Beginning;
Said tract contains 7.3000 acres (317,989 square feet), as shown on that certain ALTA/ACSM Land Title Survey for Roberts Properties Residential, L.P., Compass Bank and Commonwealth Land Title Insurance Company prepared by Lowe Engineers, Inc., and bearing the seal and certification of William J. Daniel, III, Georgia Registered Land Surveyor No. 2257, dated December 23, 2004, last revised September 26, 2005.
TOGETHER WITH a non-exclusive right, title and interest in and to the easements created in that certain Master Declaration of Covenants and Easements for Westside by Cousins Properties Incorporated, dated as of December 15, 2003, filed December 18, 2003 recorded in Deed Book 36717, page 273, Fulton County, Georgia records; as amended by First Amendment to Master Declaration of Covenants and Easements for Westside by Cousins Properties Incorporated, dated as of September 28, 2004, filed September 30, 2004, recorded in Deed Book 38521, page 525, aforesaid records.

POD T
All that tract or parcel of land lying and being in land lots 700 and 743 of the 1st District, 2nd Section, City of Alpharetta, Fulton County, Georgia and being more particularly described as follows:
Beginning at an iron pin set on the northwesterly right-of-way of State Route 400 (also known as McDonald Parkway and having a varied right-of-way) at its intersection with the line common to land lots 743 and 744; Thence running along the northwesterly right-of-way of State Route 400 South 63 degrees 43 minutes 36 seconds West a distance of 154.60 feet to an iron pin set; Thence continuing along said right-of-way South 70 degrees 43 minutes 17 seconds West a distance of 499.99 feet to a concrete monument found; Thence continuing along said right-of-way South 70 degrees 39 minutes 47 seconds West a distance of 199.60 feet to a concrete monument found; Thence continuing along said right-of-way South 63 degrees 43 minutes 47 seconds West a distance of 201.60 feet to a concrete monument found; Thence continuing along said right-of-way South 70 degrees 44 minutes 42 seconds West a distance of 343.70 feet to a concrete monument found; Thence continuing along said right-of-way along a curve to the left an arc distance of 280.19 feet (said arc having a radius of 5879.58 feet and being subtended by a chord 280.16 feet in length lying to the southeast of said arc and bearing South 69 degrees 25 minutes 04 seconds West) to an iron pin set; Thence leaving said right-of-way and running North 22 degrees 04 minutes 59 seconds West a distance of 120.00 feet to an iron pin set; Thence running along said right-of-way along a curve to the right an arc distance of 137.93 feet (said arc having a radius of 5999.58 feet and being subtended by a chord 137.92 feet in length lying to the southeast of said arc and bearing South 67 degrees 23 minutes 29 seconds West) to an iron pin set; Thence running North 21 degrees 36 minutes 37 seconds West a distance of 450.80 feet to an iron pin set; Thence running South 68 degrees 43 minutes 50 seconds East a distance of 184.56 feet to an iron pin set; Thence running North 22 degrees 04 minutes 58 seconds West a distance of 238.22 feet to an iron pin set on the line common to land lots 699 and 700; Thence running along the line common to land lots 699 and 700 and thence along the line common to land lots 743 and 744 South 89 degrees 02 minutes 39 seconds East a distance of 1822.75 feet to an iron pin set at its intersection with the northwesterly right-of-way of State Route 400 and The Point of Beginning;
Said tract contains 14.4796 acres (630,729 square feet), as shown on that certain ALTA/ACSM Land Title Survey for Roberts Properties Residential, L.P., Compass Bank and Commonwealth Land Title Insurance Company prepared by Lowe Engineers, Inc., and bearing the seal and certification of William J. Daniel, III, Georgia Registered Land Surveyor No. 2257, dated December 23, 2004, last revised September 26, 2005.
TOGETHER WITH a non-exclusive right, title and interest in and to the easements created in that certain Master Declaration of Covenants and Easements for Westside by Cousins Properties Incorporated, dated as of December 15, 2003, filed December 18, 2003 recorded in Deed Book 36717, page 273, Fulton County, Georgia records; as amended by First Amendment to Master Declaration of Covenants and Easements for Westside by Cousins Properties Incorporated, dated as of September 28, 2004, filed September 30, 2004, recorded in Deed Book 38521, page 525, aforesaid records.

EXHIBIT C
DEED
STATE OF GEORGIA
COUNTY OF FULTON
DEED IN LIEU OF FORECLOSURE
This instrument (the “Deed”) is effective as of the _____ day of                     , 2010.
W I T N E S S E T H:
WHEREAS,                                                             , a                       (“Grantor”), executed that certain Future Advance Deed to Secure Debt, Assignment and Rents and Security Agreement to and in favor of Compass Bank, a                                          (“Bank”) dated                       _____,                     , recorded in Deed Book                     , pages                     , Fulton County, Georgia Records (“Security Deed”); and
WHEREAS, Grantor is in default under the terms of that certain [Promissory Note] dated as of                       _____,                      (“Note”), secured by the Security Deed, and pursuant to such default, Grantee has the right to exercise its remedies under the Security Deed, including exercise of the power of sale; and
WHEREAS, notwithstanding Grantor’s default, Grantee has agreed to permit this conveyance in lieu of foreclosure of the Premises (hereinafter defined).
NOW THEREFORE, for and in consideration of ten dollars ($10) in hand paid and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor has granted, bargained, sold, aliened, confirmed and conveyed and does hereby grant, bargain, sell, alien, confirm and convey unto                                                                                   (“Grantee”), having an address of                                                                                  , its successors and assigns the following described property (collectively the “Premises”):
ALL THAT TRACT or parcel of land lying and being in Land Lot  _____  of the  _____  District,  _____  Section of Fulton County, Georgia being more particularly described on Exhibit “A” attached hereto and incorporated herein by reference.

TO HAVE AND TO HOLD the Premises, together with all and singular the rights, members and appurtenances thereof, unto Grantee, its successors and assigns, in fee simple, AND Grantor shall warrant and forever defend the right and title to the Premises unto Grantee against the claims of all persons whomsoever, except for matters of public record and as would be disclosed by a true and accurate survey of the Premises.
The consideration for this Deed is the agreement by Grantee to release Grantor from its payment and performance obligations under the Note and Security Deed and upon delivery and recording of this Deed, such release shall be effective.
It is the intent of the parties hereto that the right, title and interest conveyed hereby shall NOT merge with any other right, title or interest of Grantee in and to the Premises. Specifically, it is the intent of the parties that Grantee’s title hereunder shall NOT merge with any right, title and interest of Grantee under the Security Deed.
This Deed is made subject to all (i) unpaid city, county, and state ad valorem property taxes and assessments relating to the Premises, and (ii) any and all matters of public record and as would be disclosed by a true and accurate survey of the property.
REMAINDER OF PAGE INTENTIONALLY BLANK

IN WITNESS WHEREOF, Grantor has hereunto executed this Deed and affixed its seal and delivered this instrument as of the day and year first above written.

Signed, sealed and delivered	GRANTOR:
In the presence of:
ROBERTS PROPERTIES RESIDENTIAL, L.P.,
Witness	a Georgia limited partnership

	By:	ROBERTS REALTY INVESTORS, INC.,
Notary Public		a Georgia corporation, its general partner

My commission expires:		By:

Name:
[Notary Seal]		Title:

[CORPORATE SEAL]

EXHIBIT D
ASSIGNMENT AND BILL OF SALE
This Assignment and Bill of Sale is executed as of                     ,  _____, by ROBERTS PROPERTIES RESIDENTIAL, L.P. (“Assignor”) to and for the benefit of                                                                                   (“Assignee”).
Introductory Provisions
The following provisions form a part of this Assignment and Bill of Sale:
A. Assignor is the owner of that certain real property situated in Fulton County, Georgia, the legal description of which is set forth in Exhibit A attached hereto (the “Land), together with the improvements located on the Land (the said Land and the improvements thereon being herein referred to as the “Property”) and Assignor and Compass Bank have entered into that certain Agreement for Deed in Lieu of Foreclosure pursuant to which Assignor agreed, among other things, to enter into this Assignment and Bill of Sale and to assign, sell, transfer, set over, convey and deliver to Assignee all of Assignor’s personal and other property, including all right, title and interest of Assignor in, to and under: all leases, contracts, contract rights, fixtures, fittings, appliances, apparatus, equipment, machinery, intellectual rights and property, contract rights, guarantees, warranties, claims, trade names and other items of personal property, both tangible and intangible, which Assignor owns or has any interest, and all right, title and interest of Assignor in, to and under all the tangible and intangible property, contracts, rights, interests and other property used or acquired by Assignor in any way in connection with the ownership, use, enjoyment, occupancy, development, or operation of the Property (all of such contracts, rights, leases, properties, rights, interests and assets being referred to herein collectively as “Assigned Properties”).
B. It is the desire of Assignor hereby to assign, transfer and convey to Assignee all such Assigned Properties.
***********************

NOW, THEREFORE, in consideration of the foregoing and Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor does hereby ASSIGN, SELL, TRANSFER, SET OVER, CONVEY and DELIVER to Assignee all of the Assigned Properties including without limitation of the generality of the foregoing, all right, title and interest of Assignor in, to and under the following, all subject to encumbrances of record:
1. All furniture, machinery, equipment, fixtures and personal property of every kind and character, and all accessories and additions thereto, owned by Assignor, located in or on or used in connection with the Land or the improvements or the operations and all of Assignor’s interest under any contract, lease or rental agreement covering any personal property which is attached to, located upon or used in connection with the Property.
2. All of Assignor’s interest in warranties, guaranties and bonds relating to the Property or the Assigned Properties, and all escrow deposits (for taxes, insurance or any other purpose) held by or for the benefit of any lender and all escrow and other deposits, bonds and fees held by any utility company or government agency related to the Property.
3. All site plans, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans, landscape plans and other plans, diagrams or studies of any kind, if any, in Assignor’s possession and which relate to the Property.
4. Copies of all leasing brochures, market studies, tenant data sheets and other materials of any kind in Assignor’s possession required or beneficial in the continuing operation of the Property.
5. All rights which Assignor may have to use any names used in connection with the Real Property either by itself or as part of any other name or designation.
6. All other tangible personal property owned by Assignor and situated upon and used in connection with the complete and comfortable use, enjoyment, occupancy, development or operation of the Property.
7. All rights and interests of Assignor in and to, and existing under and by virtue of, each and every lease of all or any portion of the Property and each and every contract, agreement, permit or license relating to the use, operation, development, operation or maintenance of the Property. By acceptance hereof, Assignee hereby assumes the landlord’s or lessor’s obligations under the assigned leases from and after the date of this Assignment and Bill of Sale.
8. All raw materials, work and materials in process and inventory owned by Assignor and situated on or used in connection with the Property.
9. Any and all other right, title and interest of Assignor in and to all the tangible and intangible property, rights, interests and other property used by Assignor in any way in connection with the ownership, use, enjoyment, occupancy, development, or operation of the Property.
TO HAVE AND TO HOLD the Assigned Properties unto Assignee, and Assignee’s successors and assigns forever. Nothing herein contained shall be deemed to limit or restrict the properties, assets and rights conveyed, assigned or transferred to or acquired by Assignee from Assignor under or by virtue of any other conveyance respecting the Property.

IN WITNESS WHEREOF, Assignor has executed this Assignment and Bill of Sale under seal as of the date first above written.

Signed, sealed and delivered	ASSIGNOR:
In the presence of:
ROBERTS PROPERTIES RESIDENTIAL, L.P.,
Witness	a Georgia limited partnership

	By:	ROBERTS REALTY INVESTORS, INC.,
Notary Public		a Georgia corporation, its general partner

My commission expires:		By:

Name:
[Notary Seal]		Title:

[CORPORATE SEAL]

EXHIBIT E
BORROWER’S DEED IN LIEU AFFIDAVIT
STATE OF GEORGIA
COUNTY OF
Before me, the undersigned authority, this day personally appeared Charles S. Roberts (hereinafter referred to as the “Affiant”), who being by me first duly sworn, deposes and says:
1. Affiant is the president of Roberts Realty Investors, Inc., the sole general partner of Roberts Properties Residential, L.P. (the “Owner”), and is authorized to make this Affidavit on its behalf.
2. This affidavit is given upon personal knowledge of the Affiant.
3. In accordance with Section 1445 of the Internal Revenue Code, as amended (the “Code”) and under the penalties of perjury, Affiant makes the following statements:
a. Owner’s United States address is:
450 Northridge Parkway
Suite 302
Atlanta, GA 30350
b. Owner is not a “foreign person,” as such term is defined in Section 1445(f) of the Code;
c. Owner is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations;
d. The Owner’s tax identification number is:
[Tax identification number omitted.]; and
e. Affiant understands that this Affidavit may be disclosed to the Internal Revenue Service.
4. The Owner is the owner of that certain real property located in Fulton County, Georgia, which is more particularly described on Exhibit “A” attached hereto and incorporated herein by this reference.
5. There are no outstanding liens against the Property.

6. There exist no reservations for road rights-of-way or for oil, gas or mineral rights within the Property.
7. There have been no improvements, alterations or repairs made by Owner to the Property within the past ninety five (95) days for which the cost, or any part thereof, remain unpaid.
8. There are no construction liens against the Property, or any part thereof, which liens would have been created or incurred by virtue of an obligation of the Owner, and no contractor, subcontractor, laborer, or materialman, engineer, land engineer, surveyor or any other party entitled to a lien under Georgia lien law has any lien or right to lien against the Property, or any part thereof, by virtue of any unpaid obligation created or incurred by the Owner.
9. There are no claims, demands, contract rights, liens or judgments outstanding against the Property, and the Owner is not indebted to anyone for the Property except for the loan from                      as evidenced by that certain Deed to Secure Debt, dated                     , recorded in Deed Book  _____, page  _____,                      County, Georgia records.
10. There are no easements or claims of easements on the Property not shown on the public records of Fulton County, Georgia.
11. There are no outstanding rights or claims of any parties in possession of the Property not shown on the public records of Fulton County, Georgia, and that there are no parties other than the Owner in possession of the Property and tenants holding under Owner.
12. There are no outstanding taxes or special assessments which are not shown as existing liens by the public records of Fulton County, Georgia, other than the  _____  ad valorem taxes which are liens not yet due and payable.
13. That the Owner executed and delivered that certain Deed in Lieu of Foreclosure to [Compass Bank or designee] (the “Grantee”), dated the  _____  day of  _____, 2010 (the “Deed”), conveying the Property.
14. That the Deed was intended to be and was an absolute conveyance of the title to said property to the grantee named therein, and was not and is not now intended as a mortgage, trust conveyance or security of any kind; that it was the intention of the Owner, and by the Deed that Owner did convey to the Grantee therein all of its right, title and interest absolutely in and to the Property; and that possession of the Property has been surrendered to the Grantee.
15. That the Deed was not given as a preference against any other creditors of the Owner; that at the time it was given, there were no other person or persons, firms or corporations, other than the Grantee therein named, interested, either directly or indirectly, in the Property; that the Owner is solvent and has no other creditors whose rights would be prejudiced by such conveyance, and that the Owner is not obligated upon any contract or other instrument whereby any lien has been created or exists against the Property.

16. That in the execution and delivery of the Deed, the Affiant on behalf of Owner was not acting under any misapprehension as to the effect thereof, and acted freely and voluntarily, and was not acting under coercion or duress; that the consideration for the Deed was and is a release of the Owner by the Grantee as described in the Deed; that at the time of making the Deed, the Owner believed, and now believe, that the aforesaid consideration therefor represents fair and adequate consideration for the conveyance therein described.
17. This affidavit and estoppel certificate is made for the protection and benefit of the Grantee in the Deed, its successors and assigns, and all other parties hereafter dealing with or who may acquire an interest in the Property herein described.
18. The Affiant will testify, declare, depose or certify before any competent tribunal, officer or person, in any case now pending or which may hereafter be instituted, to the truth of the particular facts hereinabove set forth.
19. Owner has not entered into any written agreement with any commercial real estate broker for the payment of a real estate commission or fee relating to the purchase, sale, management, leasing or other licensed services pertaining to Commercial Real Estate (as defined in O.C.G.A. § 44-14-601(3)) with respect to the Property.
20. This Affidavit is made for the purpose of inducing Grantee to accept the Deed from Owner; and that this Affidavit is also made for the purpose of inducing                                          to issue an Owner’s and/or Loan Policy or an endorsement thereto.

Sworn to and subscribed before me	AFFIANT:
this day of , 2010.

(Notary Public)

My Commission Expires:

(AFFIX NOTARIAL STAMP OR SEAL)

EXHIBIT F
NOTICE TO TENANTS
                                        , 2010

Re:	Notice of Change of Ownership of
Ladies and Gentlemen:
You are hereby notified as follows:
That as of the date hereof, Roberts Properties Residential, L.P., a Georgia limited partnership (the “Owner”) has transferred, sold, assigned, and conveyed all of its interest in and to                                                              (the “Property”) to                                                                                   (the “New Owner”).
Future notices and rental payments with respect to your leased premises at the Property should be made to the New Owner in accordance with your lease terms at the following address:
                                                            .

The New Owner shall be responsible for holding your security deposit in accordance with the terms of your lease.

ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership

By:	ROBERTS REALTY INVESTORS, INC., a Georgia corporation, its general partner

By:

Name:
Title: